Pricing Supplement No. 5 dated January 22, 1996        Registration No. 33-52571
(To Prospectus Supplement dated December 16, 1994      Rule 424(b)(3)
and Prospectus dated March 18, 1994)


                           BANK OF BOSTON CORPORATION

                               MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE


                        -----------------------------


        Except as set forth herein, the Notes offered hereby are "Senior Floating Rate Notes" and have such terms as are described in the accompanying Prospectus Supplement dated December 16, 1994, relating to Senior Floating Rate Notes.

Principal Amount: $10,000,000

Issue Date: January 22, 1996
(Settlement Date): January 25, 1996

Stated Maturity Date: January 25, 1999


Issue Price:  100% of Principal Amount

Offering:  Lehman Brothers Inc., as agent

Offering Agent's
Commission:  $5,485.66

Proceeds to the
Corporation:  $9,994,514.34


Interest Rate(s)
    (Fixed Rate Notes): N/A


Initial Interest Rate
    (Floating Rate Notes): 5.66%

Interest Payment Dates:  [ ] June 15 and December 15 of each year.

                         [X] Other: April 25, 1996 April 25, 1997 April 27, 1998
                                    July 25, 1996  July 25, 1997  July 27, 1998
                                    Oct. 25, 1996  Oct. 27, 1997  Oct. 26, 1998
                                    Jan. 27, 1997  Jan. 26, 1998  Jan. 25, 1999

Interest Payment Period:  Quarterly

 Record Dates:       [X] Fifteenth calendar day (whether or not a Business Day)
                     next preceding each Interest Payment Date.

Interest Rate Basis
    (Floating Rate Notes):   [ ] CMT Rate
                             [ ] Commercial Paper Rate
                             [ ] Eleventh District Cost of Funds Rate
                             [ ] Federal Funds Rate
                             [X] LIBOR Telerate
                             [ ] LIBOR Reuters
                             [ ] Prime Rate
                             [ ] Treasury Rate
                             [ ] Other:

Interest Calculation
    (Floating Rate Notes):   [X] Regular Floating Rate Note
                             [ ] Floating Rate/Fixed Rate Note
                                 Fixed Rate Commencement Date:
                                 Fixed Interest Rate:
                             [ ] Inverse Floating Rate Note
                                 Fixed Interest Rate:

Index Maturity
    (Floating Rate Notes):   Three Months

Index Currency:  U.S. Dollar

Designated LIBOR Page
(LIBOR Notes):  Page 3750

Designated CMT Telerate
Page (CMT Rate Notes):  N/A

Designated CMT Maturity
Index (CMT Rate Notes):  N/A

Reuters Screen NYMF Page
(Prime Rate Notes):  N/A

Spread (Plus or Minus)
    (Floating Rate Notes):  +.16

Spread Multiplier
    (Floating Rate Notes):  N/A

Interest Rate Formula
    (Floating Rate Notes):  N/A

Interest Reset Dates
    (Floating Rate Notes):  January 25, 1996      Jan. 27, 1997       Jan. 26, 1998
                            April 25, 1996        April 25, 1997      April 27, 1998
                            July 25, 1996         July 25, 1997       July 27, 1998
                            October 25, 1996      Oct. 27, 1997       Oct. 26, 1998

Interest Reset Period:  Quarterly

Interest Determination Dates   Jan.  23, 1996      Jan. 23, 1997       Jan. 22, 1998
    (Floating Rate Notes):     April 23, 1996      April 23, 1997      April 23, 1998
                               July 23, 1996       July 23, 1997       July 23, 1998
                               Oct. 23, 1996       Oct. 23, 1997       Oct. 22, 1998

Calculation Agent (if other
    than the Bank)
    (Floating Rate Notes):  N/A

Minimum Interest Rate
    (Floating Rate Notes):  N/A

Maximum Interest Rate
    (Floating Rate Notes):   N/A

Redemption Date(s):  N/A

Initial Redemption Percentage:  N/A

Annual Redemption
    Percentage Reduction:  N/A

Holder's Optional
    Repayment Date(s):  N/A

Day Count Convention
    (Floating Rate Notes):   [ ] 30/360 for the period from _____________ to
                                 ________________.
                             [X] Actual/360 for the period from January 25, 1996
                                 to January 25, 1999.

Original Issue
    Discount Note: [ ] Yes
                   [X] No

Total Amount of OID:  N/A

Yield to Maturity:  N/A

Interest Accrual
    Period:  N/A

Default Rate:  N/A

Other Provisions:   Terms used but not defined in this Pricing Supplement shall have the meanings specified in the above-referenced Prospectus Supplement.